Exhibit 10.6
TRUST AGREEMENT
Between

THE SHAW GROUP INC.
And
FIDELITY MANAGEMENT TRUST COMPANY

THE SHAW GROUP DEFERRED COMPENSATION
PLAN TRUST
Dated as of January 2, 2007
Fidelity Confidential

TABLE OF CONTENTS

Section 1. Definitions		2

Section 2. Trust		6
(a)	Establishment	6
(b)	Grantor Trust	6
(c)	Trust Assets	6
(d)	Non-Assignment	6

Section 3. Payments to Sponsor		7

Section 4. Disbursements		7
(a)	Directions from Administrator	7
(b)	Limitations	7

Section 5. Investment of Trust		7
(a)	Selection of Investment Options	7
(b)	Available Investment Options	7
(c)	Investment Directions	7
(d)	Unfunded Status of Plan	8
(e)	Mutual Funds	8
	(i) Execution of Purchases and Sales	8
	(ii) Voting	9
(f)	Trustee Powers	9

Section 6. Recordkeeping and Administrative Services to Be Performed		10
(a)	General	10
(b)	Accounts	10
(c)	Inspection and Audit	11
(d)	Notice of Plan Amendment	11
(e)	Returns, Reports and Information	11

Section 7. Compensation and Expenses		11

Section 8. Directions and Indemnification		12
(a)	Identity of the Sponsor and the Administrator	12
(b)	Directions from the Sponsor and the Administrator	12
(c)	Directions from Participants	12
(d)	Indemnification	12
(e)	Survival	13

Section 9. Resignation or Removal of Trustee		13
(a)	Resignation and Removal	13
(b)	Termination	13
(c)	Notice Period	13
(d)	Transition Assistance	13
(e)	Failure to Appoint Successor	13

Section 10. Successor Trustee		14
(a)	Appointment	14
(b)	Acceptance	14
(c)	Corporate Action	14

Section 11. Resignation, Removal, and Termination Notices		14

Section 12. Duration		14

Section 13. Insolvency of Sponsor		14

Section 14. Amendment or Modification		15

Fidelity Confidential	i

Section 15. Electronic Services		15

Section 16. Assignment		17

Section 17. Force Majeure		17

Section 18. Confidentiality		17

Section 19. General		18
(a)	Performance by Trustee, its Agents or Affiliates	18
(b)	Entire Agreement	18
(c)	Waiver	18
(d)	Successors and Assigns	18
(e)	Partial Invalidity	18
(f)	Section Headings	18

Section 20. Use of Data		19

Section 21. Other Services		19

Section 22. Governing Law		20
(a)	Massachusetts Law Controls	20
(b)	Trust Agreement Controls	20

SCHEDULES		22

Schedule “A”	Recordkeeping and Administrative Services	22

Schedule “B”	Fee Schedule	25

Schedule “C”	Investment Options	26

Schedule “D”	Operational Guidelines for Non-Fidelity Mutual Funds	27

Schedule “E”	Sample Direction Letter	28

Fidelity Confidential	ii

     TRUST AGREEMENT, dated as of the second day of January, 2007, between the Shaw Group Inc., a Louisiana corporation, having an office at 4171 Essen Lane, Baton Rouge, Louisiana 70809 (the “Sponsor”), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the “Trustee”).
WITNESSETH:
     WHEREAS, the Sponsor is the sponsor of the Shaw Group Deferred Compensation Plan (the “Plan”); and
     WHEREAS, the Sponsor wishes to establish an irrevocable trust and to contribute to the Trust assets that shall be held therein, subject to the claims of Sponsor’s creditors in the event of Sponsor’s Insolvency, as herein defined, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plan; and
     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”); and
     WHEREAS, it is the intention of the Sponsor to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan; and
     WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust among several investment options selected by the Sponsor; and
     WHEREAS, the Sponsor also wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and
     WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator (as defined herein).
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:
Section 1. Definitions.
The following terms as used in this Trust Agreement have the meaning indicated unless the context clearly requires otherwise:
          (a) “Administrator”
“Administrator” shall mean the Sponsor identified in the Plan document as the “administrator” of the Plan.
          (b) “Agreement”

“Agreement” shall mean this Trust Agreement, and the Schedules and/or Exhibits attached hereto, as the same may be amended and in effect from time to time.
          (c) “Business Day”
“Business Day” shall mean each day the NYSE is open. The closing of a Business Day shall mean the NYSE’s normal closing time of 4:00 p.m.(ET), however, in the event the NYSE closes before such time or alters its closing time, all references to the NYSE closing time shall mean the actual or altered closing time of the NYSE.
          (d) “Code”
“Code” shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time to time.
          (e) “Confidential Information”
“Confidential Information” shall mean (individually and collectively) proprietary information of the parties to this Trust Agreement, including but not limited to, their inventions, know how, trade secrets, business affairs, prospect lists, product designs, product plans, business strategies, finances, fee structures, etc.
          (f) “EDT”
“EDT” shall mean electronic data transfer.
          (g) “Electronic Services”
“Electronic Services” shall mean communication and services made available via electronic media.
          (h) “ERISA”
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it has been or may be amended from time to time.
          (i) “External Account Information”
“External Account Information” shall mean account information, including retirement savings account information, from third party websites or other websites maintained by Fidelity or its affiliates.
          (j) “Fidelity Mutual Fund”
“Fidelity Mutual Fund” shall mean any investment company advised by Fidelity Management & Research Company or any of its affiliates.
          (k) “FIIOC”

          “FIIOC” shall mean Fidelity Investments Institutional Operations Company, Inc.
          (l) “In Good Order”
“In Good Order” shall mean in a state or condition acceptable to the Trustee in its sole discretion, which the Trustee determines is reasonably necessary for accurate execution of the intended transaction.
          (m) “Insolvency”
“Insolvency” shall mean that if (i) Sponsor is unable to pay its debts as they become due, or (ii) Sponsor is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
          (n) “Insolvent”
“Insolvent” shall mean that if (i) Sponsor is unable to pay its debts as they become due, or (ii) Sponsor is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
          (o) “Losses”
“Losses” shall mean any and all loss, damage, penalty, liability, cost and expense, including without limitation, reasonable attorney’s fees and disbursements.
          (p) “Mutual Fund”
“Mutual Fund” shall refer both to Fidelity Mutual Funds and Non-Fidelity Mutual Funds.
          (q) “NAV”
“NAV” shall mean Net Asset Value.
          (r) “NFSLLC”
“NFSLLC” shall mean National Financial Services LLC.
          (s) “Non-Fidelity Mutual Fund”
“Non-Fidelity Mutual Fund” shall mean certain investment companies not advised by Fidelity Management & Research Company or any of its affiliates.
          (t) “NYSE”
“NYSE” shall mean the New York Stock Exchange.
          (u) “Participant”
“Participant” shall mean, with respect to the Plan, any employee (or former employee) with an account under the Plan, which has not yet been fully distributed and/or forfeited, and shall include the designated beneficiary(ies) with respect to the account of any deceased employee (or deceased former employee) until such account has been fully distributed and/or forfeited.

          (v) “Participant Recordkeeping Reconciliation Period”
“Participant Recordkeeping Reconciliation Period” shall mean the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of Participant records.
          (w) “PIN”
“PIN” shall mean personal identification number.
          (x) “Plan”
“Plan” shall mean the Shaw Group Deferred Compensation Plan.
          (y) “Plan Administration Manual”
“Plan Administration Manual” shall mean the document which sets forth the administrative and recordkeeping duties and procedures to be followed by the Trustee in administering the Plan, as such document may be amended and in effect from time to time.
          (z) “Plan Sponsor Webstation”
“Plan Sponsor Webstation” shall mean the graphical windows based application that provides current Plan and Participant information including indicative data, account balances, activity and history.
          (aa) “Reporting Date”
“Reporting Date” shall mean the last day of each fiscal quarter of the Plan and, if not on the last day of fiscal quarter, the date as of which the Trustee resigns or is removed pursuant to this Agreement or the date as of which this Agreement terminates pursuant to Section 9 hereof.
          (bb) “SEC”
“SEC” shall mean the Securities and Exchange Commission.
          (cc) “Sponsor”
“Sponsor” shall mean the Shaw Group Inc., a Louisiana corporation, or any successor to all or substantially all of its businesses which, by agreement, operation of law or otherwise, assumes the responsibility of the Sponsor under this Agreement.
          (dd) “Trust”
“Trust” shall mean the Shaw Group Deferred Compensation Plan Trust, being the trust established by the Sponsor and the Trustee pursuant to the provisions of this Agreement.
          (ee) “Trustee”

“Trustee” shall mean Fidelity Management Trust Company, a Massachusetts trust company and any successor to all or substantially all of its trust business as described in Section 10. The term Trustee shall also include any successor trustee appointed pursuant to Section 10 to the extent such successor agrees to serve as Trustee under this Agreement.
          (ff) “VRS”
“VRS” shall mean Voice Response System.
Section 2. Trust.
          (a) Establishment.
The Sponsor hereby establishes the Trust with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.
          (b) Grantor Trust.
The Trust is intended to be a grantor trust, of which the Sponsor is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, as amended, and shall be construed accordingly.
          (c) Trust Assets.
The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Sponsor and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Sponsor. Any assets held by the Trust will be subject to the claims of the Sponsor’s general creditors under federal and state law in the event of Sponsor’s Insolvency.
          (d) Non-Assignment.
Benefit payments to Participants and their beneficiaries funded under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

Section 3. Payments to Sponsor.
Except as provided under this Agreement, the Sponsor shall have no right to retain or divert to others any of the Trust assets before all payment of benefits have been made to Participants pursuant to the terms of the Plan.
Section 4. Disbursements.
          (a) Directions from Administrator.
The Trustee shall disburse monies to employee Participants and their beneficiaries for benefit payments in the amounts that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain whether the Administrator’s direction complies with the terms of the Plan or of any applicable law. The Trustee shall be responsible for Federal or State income tax reporting or withholding with respect to such Plan benefits. The Trustee shall not be responsible for FICA (Social Security and Medicare), or any Federal or State unemployment or local tax with respect to Plan distributions.
          (b) Limitations.
The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash or shares unless the Administrator has provided a written direction as to the assets to be converted to cash or shares for the purpose of making the disbursement.
Section 5. Investment of Trust.
          (a) Selection of Investment Options.
The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.
          (b) Available Investment Options,
The Sponsor shall direct the Trustee as to what investment options the Trust shall be invested in (i) during the Participant Recordkeeping Reconciliation Period, and (ii) following the Participant Recordkeeping Reconciliation Period, subject to the following limitations. The Sponsor may determine to offer as investment options only Mutual Funds, provided, however, mat the Trustee shall not be considered a fiduciary with investment discretion. The Sponsor may add or remove investment options with the consent of the Trustee to reflect administrative concerns and upon mutual amendment of this Agreement and the Schedules thereto, to reflect such additions.
          (c) Investment Directions.
The Sponsor shall direct the Trustee as to how to invest the assets held in the Trust. In order to provide for an accumulation of assets comparable to the contractual liabilities accruing under the Plan, the Sponsor may direct the Trustee in writing to invest the assets held in the Trust to correspond to the hypothetical investments made for Participants in accordance with their direction under the Plan. In such cases, Participants may provide directions with respect to their hypothetical investments under the Plan by use of the system maintained for such purposes by the Trustee or its agents, as may be agreed upon from time to time by the Sponsor and the Trustee, and shall be processed in accordance with the fund exchange provisions set forth in the Plan Administration Manual. The Trustee shall not be liable for any loss or expense that arises from a Participant’s exercise or non-exercise of rights under this Section 5 over the assets in the Participant’s accounts. In the event that the Trustee fails to receive a proper direction, the assets in question shall be invested in the investment option set forth for such purpose on Schedule “C” until the Trustee receives a proper direction.
          (d) Unfunded Status of Plan
The Sponsor’s designation of available investment options, the maintenance of accounts for each Participant, the crediting of investments gains (or losses) to such accounts, and the exercise by Participants of any powers relating to investments under this Agreement are solely for the purpose of providing a mechanism for measuring the obligation of the Sponsor to any particular Participant under the applicable Plan. As provided in this Agreement, no Participant will have any preferential claim to or beneficial ownership interest in any asset or investment held in the Trust, and the rights of any Participant under the applicable Plan and this Agreement are solely those of an unsecured general creditor of the Sponsor with respect to the benefits of the Participant under the Plan.
          (e) Mutual Funds.
On the effective date of this Agreement, in lieu of receiving a printed copy of the prospectus for each Fidelity Mutual Fund selected by the Sponsor as a Plan investment option or short-term investment fund, the Sponsor hereby consents to receiving such documents electronically. The Sponsor shall access each prospectus on the internet after receiving notice from the Trustee that a current version is available online at a website maintained by the Trustee or its affiliate. Trustee represents that on the effective date of this Agreement, a current version of each such prospectus is available at https://www.fidelity.com or such successor website as Trustee may notify the Sponsor of in writing from time to time. The Sponsor represents that it has accessed/will access each such prospectus as of the effective date of this Agreement at https://www.fidelity.com or such successor website as Trustee may notify the Sponsor of in writing from time to time. Transactions involving Non-Fidelity Mutual Funds shall be executed in accordance with the operational guidelines set forth in Schedule “D” attached hereto. Trust investments in Mutual Funds shall be subject to the following limitations:
               (i) Execution of Purchases and Sales.
Purchases and sales of Mutual Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Sponsor In Good Order all information and documentation necessary to accurately effect such transactions and (if applicable) wire transfer of funds.
Exchanges of Mutual Funds shall be processed in accordance with the fund exchange provisions set forth in the Plan Administration Manual.

               (ii) Voting.
The Sponsor directs the Trustee to vote the shares of Mutual Funds held in the Trust in the same manner as directed by Participants for the corresponding hypothetical shares of Mutual Funds credited to Participants’ accounts under the Plan. At the time of mailing of notice of each annual or special stockholders’ meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Participant who has hypothetical shares of such Mutual Fund credited to the Participant’s account, together with a voting direction form for return to the Trustee or its designee. The Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the hypothetical shares credited to the Participant’s account. The Trustee shall vote the shares held in the Trust in a manner which corresponds to Participant directions with respect to the hypothetical shares credited to the Participant’s Plan account. The Trustee shall not vote shares for which it has received no corresponding directions from the Participant.
During the Participant Recordkeeping Reconciliation Period, the Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Mutual Funds in the Trust, including Mutual Fund shares held in any short-term investment fund for liquidity reserve. Following the Participant Recordkeeping Reconciliation Period, the Sponsor shall continue to have the right to direct the Trustee as to the manner in which the Trustee is to vote any Mutual Funds shares held in a short-term investment fund for liquidity reserve. The Trustee shall not vote any such Mutual Fund shares for which it has received no directions from the Sponsor.
With respect to all rights other than the right to vote, the Trustee shall follow the directions of the Sponsor. The Trustee shall have no further duty to solicit directions from the Sponsor or Participants.
          (f) Trustee Powers.
The Trustee shall have the following powers and authority:
               (i) Subject to this Section 5, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.
               (ii) To cause any securities or other property held as part of the Trust to be registered in the Trustee’s own name, in the name of one or more of its nominees, or in the Trustee’s account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.
               (iii) To keep that portion of the Trust in cash or cash balances as the Sponsor or Administrator may, from time to time, deem to be in the best interest of the Trust.
               (iv) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

               (v) To borrow funds from a bank or other financial institution not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion, provided that the cost of borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity. The Sponsor acknowledges that it has received the disclosure on the Trustee’s line of credit program and credit allocation policy and a copy of the text of Prohibited Transaction Exemption 2002-55 prior to executing this Agreement if applicable.
               (vi) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.
               (vii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.
               (viii) To do all other acts, although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.
Notwithstanding any powers granted to Trustee pursuant to this Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code. The Trustee will file an annual fiduciary return to the extent required by law.
Section 6. Recordkeeping and Administrative Services to Be Performed.
          (a) General.
The Trustee shall perform those recordkeeping and administrative functions described in Schedule “A” attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator’s written directions regarding the Plan’s provisions, guidelines and interpretations.
          (b) Accounts.
The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each Reporting Date. Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under applicable law, upon the expiration of six (6) months from the date of filing such account, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which a written objection shall have been filed with the Trustee within such six (6) month period.
          (c) Inspection and Audit.
Prior to the termination of this Agreement, all records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, by the Administrator or any persons designated by the Administrator, during the Trustee’s regular business hours. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Sponsor, at no expense to the Sponsor, in the format regularly provided to the Sponsor, a statement of each Participant’s account as of the resignation, removal, or termination, and the Trustee shall provide to the Sponsor or the Plan’s new recordkeeper such further records as are reasonable, at the Sponsor’s expense.
          (d) Notice of Plan Amendment.
The Trustee’s provision of the recordkeeping and administrative services set forth in this Section shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment’s adoption, and on the Administrator providing the Trustee, on a timely basis, with all the information the Trustee deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.
          (e) Returns Reports and Information.
Except as set forth in the Plan Reporting section of Schedule “A”, the Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law.
Section 7. Compensation and Expenses.
Sponsor shall pay to Trustee, within thirty (30) days of receipt of the Trustee’s bill, the fees for services in accordance with Schedule “B.” Fees for services are specifically outlined in Schedule “B” and are based on any assumptions identified therein. The Trustee shall maintain its fees for three years; provided, however, in the event that the Plan characteristics referenced in the assumptions outlined in Schedule “B” change significantly by either falling below or exceeding current or projected levels, such fees may be subject to revision, upon mutual renegotiation. To reflect increased operating costs, Trustee may once each calendar year, but not prior to January 2, 2010, amend Schedule “B” without the Sponsor’s consent upon ninety (90) days prior notice to the Sponsor.
All reasonable expenses of Plan administration as shown on Schedule “B” attached hereto, as amended from time to time, shall be a charge against and paid from the appropriate Participants’ accounts, except to the extent such amounts are paid by the Sponsor in a timely manner.
All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Participants’ accounts.
Section 8. Directions and Indemnification.
          (a) Identity of the Sponsor and the Administrator.
The Trustee shall be fully protected in relying on the fact that the Sponsor and the Administrator under the Plan are the individual or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.
          (b) Directions from the Sponsor and the Administrator.
Whenever the Sponsor and the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction if the direction is contained in a writing provided by any individual whose name has been submitted (and not withdrawn) in writing to the Trustee by the Sponsor or the Administrator unless it is clear on the direction’s face that the actions to be taken under the direction would be contrary to the terms of this Agreement. The Trustee may rely without further duty of inquiry on the authority of any such individual to provide direction to the Trustee on behalf of the Sponsor.
For purposes of this Section, such Direction may also be made via EDT, facsimile or such other secure electronic means in accordance with procedures agreed to by the Sponsor and the Trustee and, in any such case the Trustee shall be fully protected in relying on such Direction as if it were a Direction made in writing by the Sponsor.
          (c) Directions from Participants.
The Trustee shall not be liable for any loss which arises from any Participant’s exercise or non-exercise of rights under the Plan over the assets in the Participants’ hypothetical accounts.
          (d) Indemnification.
The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all Losses that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all Losses arising solely from the Trustee’s negligence or bad faith.
The Trustee shall indemnify the Sponsor against, and hold the Sponsor harmless from, any and all Losses that may be incurred by, imposed upon, or asserted against the Sponsor by reason of any claim, regulatory proceeding, or litigation arising from Trustee’s negligence or bad faith.
The Trustee shall also indemnify the Sponsor against and hold the Sponsor harmless from any and all such Losses that may be incurred by, imposed upon, or asserted against the Sponsor solely as a result of: i) any defects in the investment methodology embodied in the target asset allocation or model portfolio provided through Portfolio Review, except to the extent that any such Losses arise from information provided by the Participant, the Sponsor or third parties; or ii) any prohibited transactions resulting from the provision of Portfolio Review by the Trustee.
          (e) Survival.
The provisions of this Section shall survive the termination of this Agreement.
Section 9. Resignation or Removal of Trustee.
          (a) Resignation and Removal.
The Trustee may resign at any time in accordance with the notice provisions set forth below. The Sponsor may remove the Trustee at any time in accordance with the notice provisions set forth below.
          (b) Termination.
This Agreement may be terminated in full, or with respect to only a portion of the Plan (i.e. a “partial deconversion”) at any time by the Sponsor upon prior written notice to the Trustee in accordance with the notice provisions set forth below.
          (c) Notice Period.
In the event either party desires to terminate this Agreement or any Services hereunder, the party shall provide at least sixty (60) days prior written notice of the termination date to the other party; provided, however, that the receiving party may agree, in writing, to a shorter notice period.
          (d) Transition Assistance.
In the event of termination of this Agreement, if requested by Sponsor, the Trustee shall assist Sponsor in developing a plan for the orderly transition of the Plan data, cash and assets then constituting the Trust and services provided by the Trustee hereunder to Sponsor or its designee. The Trustee shall provide such assistance for a period not extending beyond sixty (60) days from the termination date of this Agreement. The Trustee shall provide to Sponsor, or to any person designated by Sponsor, at a mutually agreeable time, one file of the Plan data prepared and maintained by the Trustee in the ordinary course of business, in the Trustee’s format. The Trustee may provide other or additional transition assistance as mutually determined for additional fees, which shall be due and payable by the Sponsor prior to any termination of this Agreement.
          (e) Failure to Appoint Successor.
If, by the termination date, the Sponsor has not notified the Trustee in writing as to the individual or entity to which the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys’ fees and disbursements.
Section 10. Successor Trustee.
          (a) Appointment.
If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.
          (b) Acceptance.
As of the date the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee, except as may be required to evidence such transition. The predecessor trustee shall execute all instruments and do all acts that may be reasonably necessary and requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.
          (c) Corporate Action.
Any successor of the Trustee or successor trustee, either through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction of either the Trustee or successor trustee, shall, upon consummation of the transaction, become the successor trustee under this Agreement.
Section 11. Resignation, Removal, and Termination Notices.
All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o the Shaw Group Inc., 4171 Essen Lane, Baton Rouge, Louisiana 70809, and to the Trustee c/o FESCo Business Compliance, Attn: Contracts, Fidelity Investments, 82 Devonshire Street, MM3H, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.
Section 12. Duration.
This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.
Section 13. Insolvency of Sponsor.

          (a) Trustee shall cease disbursement of funds for payment of benefits to Participants if the Sponsor is Insolvent.
          (b) All times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Sponsor under federal and state law as set forth below.
               (i) The Board of Directors and the Chief Executive Officer of the Sponsor shall have the duty to inform Trustee in writing of Sponsor’s Insolvency. If a person claiming to be a creditor of the Sponsor alleges in writing to Trustee that Sponsor has become Insolvent, Trustee shall determine whether Sponsor is Insolvent and, pending such determination, Trustee shall discontinue disbursements for payment of benefits to Participants.
               (ii) Unless Trustee has actual knowledge of Sponsor’s Insolvency, or has received notice from Sponsor or a person claiming to be a creditor alleging that Sponsor is Insolvent, Trustee shall have no duty to inquire whether Sponsor is Insolvent. Trustee may in all events rely on such evidence concerning Sponsor’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Sponsor’s solvency.
               (iii) If at any time Trustee has determined that Sponsor is Insolvent, Trustee shall discontinue disbursements for payments to Participants and shall hold the assets of the trust for the benefit of Sponsor’s general creditors. Nothing in this Agreement shall in any way diminish any rights of Participants to pursue their rights as general creditors of Sponsor with respect to benefits due under the Plan or otherwise.
               (iv) Trustee shall resume disbursement for the payment of benefits to Participants in accordance with this Agreement only after Trustee has determined that Sponsor is not Insolvent (or is no longer Insolvent).
          (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to (a) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants by Sponsor in lieu of the payments provided for hereunder during any such period of discontinuance.
Section 14. Amendment or Modification.
This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. The individuals authorized to sign such instrument shall be those authorized by the Sponsor.
Section 15. Electronic Services.
          (a) The Trustee may provide communications and Electronic Services via electronic media, including, but not limited to NetBenefits, eWorkplace and Fidelity Plan Sponsor WebStation. The Sponsor agrees to use such Electronic Services only in the course of reasonable administration of or participation in the Plan and to keep confidential and not alter, publish, copy, broadcast, retransmit, reproduce, frame-in, link to, commercially exploit or otherwise redisseminate the Electronic Services, any content associated therewith, or any portion thereof (including, without limitation, any trademarks and service marks associated therewith), without the written consent of the Trustee. Notwithstanding the foregoing, the Trustee acknowledges that certain Electronic Services may, by their nature, be intended for noncommercial, personal use by Participants or their beneficiaries, with respect to their participation in the Plan, or for their other retirement or employee benefit planning purposes, and certain content may be intended or permitted to be modified by the Sponsor in connection with the administration of the Plan. In such cases, the Trustee will notify the Sponsor of such fact, and any requirements or guidelines associated with such usage or modification no later than the time of initial delivery of such Electronic Services. To the extent permission is granted to make Electronic Services available to administrative personnel designated by the Sponsor, it shall be the responsibility of the Sponsor to keep the Trustee informed as to which of the Sponsor personnel are authorized to have such access. Except to the extent otherwise specifically agreed by the parties, the Trustee reserves the right, upon notice when reasonably feasible, to modify or discontinue Electronic Services, or any portion thereof, at any time.
          (b) Without limiting the responsibilities of the Trustee or the rights of the Sponsor stated elsewhere in this Agreement, Electronic Services shall be provided to the Sponsor without acceptance of legal liability related to or arising out of the electronic nature of the delivery or provision of such Services. To the extent that any Electronic Services utilize Internet services to transport data or communications, the Trustee will take, and the Sponsor agrees to follow, reasonable security precautions. However, the Trustee disclaims any liability for interception of any such data or communications. The Trustee reserves the right not to accept data or communications transmitted electronically or via electronic media by the Sponsor or a third party if it determines that the method of delivery does not provide adequate data security, or if it is not administratively feasible for the Trustee to use the data security provided. The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network services, or any other service required for electronic communication, nor does the Trustee make any warranties, express or implied, and specifically disclaims all warranties of merchantability, fitness for a particular purpose, or non-infringement. The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the Electronic Services made in violation of this Agreement.
          (d) The Sponsor acknowledges that certain web sites through which the Electronic Services are accessed may be protected by passwords or require a login and the Sponsor agrees that neither the Sponsor nor, where applicable, Participants, will obtain or attempt to obtain unauthorized access to such Services or to any other protected materials or information, through any means not intentionally made available by the Trustee for the specific use of the Sponsor. To the extent that a PIN is necessary for access to the Electronic Services, the Sponsor and/or its Participants, as the case may be, are solely responsible for all activities that occur in connection with such PINs.
          (e) The Trustee will provide to Participants the FullViewSM service via NetBenefits, through which Participants may elect to consolidate and manage any retirement account information available through NetBenefits as well as External Account Information. To the extent not provided by the Trustee or its affiliates, the data aggregation service will be provided by Yodlee.com, Inc. or such other independent provider as the Trustee may select, pursuant to a contract that requires the provider to take appropriate steps to protect the privacy and confidentiality of information furnished by users of the service. The Sponsor acknowledges that Participants who elect to use FullViewSM must provide passwords and PINs to the provider of data aggregation services. The Trustee will use External Account Information to furnish and support FullViewSM or other services provided pursuant to this Agreement, and as otherwise directed by the Participant. The Trustee will not furnish External Account Information to any third party, except pursuant to subpoena or other applicable law. The Sponsor agrees that the information accumulated through FullViewSM shall not be made available to the Sponsor, provided, however, that the Trustee shall provide to the Sponsor, upon request, aggregate usage data that contains no personally identifiable information.
Section 16. Assignment.
This Agreement, and any of its rights and obligations hereunder, may not be assigned by any party without the prior written consent of the other party(ies), and such consent may be withheld in any party’s sole discretion. Notwithstanding the foregoing, Trustee may assign this Agreement in whole or in part, and any of its rights and obligations hereunder, to a subsidiary or affiliate of Trustee without consent of the Sponsor. All provisions in this Agreement shall extend to and be binding upon the parties hereto and their respective successors and permitted assigns.
Section 17. Force Majeure.
No party shall be deemed in default of this Agreement to the extent that any delay or failure in performance of its obligation(s) results, without its fault or negligence, from any cause beyond its reasonable control, such as acts of God, acts of civil or military authority, acts of terrorism, whether actual or threatened, quarantines, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, power outages or strikes. This clause shall not excuse any of the parties to the Agreement from any liability which results from failure to have in place reasonable disaster recovery and safeguarding plans adequate for protection of all data each of the parties to the Agreement are responsible for maintaining for the Plan.
Section 18. Confidentiality.
Both parties to this Agreement recognize that in the course of implementing and providing the services described herein, each party may disclose to the other Confidential Information. All such Confidential Information, individually and collectively, and other proprietary information disclosed by either party shall remain the sole property of the party disclosing the same, and the receiving party shall have no interest or rights with respect thereto if so designated by the disclosing party to the receiving party. Each party agrees to maintain all such Confidential Information in trust and confidence to the same extent that it protects its own proprietary information, and not to disclose such Confidential Information to any third party without the written consent of the other party. Each party further agrees to take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information. In addition, each party agrees not to disclose or make public to anyone, in any manner, the terms of this Agreement, except as required by law, without the prior written consent of the other party. Notwithstanding the foregoing, Trustee may use Sponsor’s name in a general list of its customers, including any such list compiled for Fidelity Investment’s annual report to shareholders, without obtaining Sponsor’s prior consent.

Section 19. General.
          (a) Performance by Trustee, its Agents or Affiliates.
The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.
          (b) Entire Agreement.
This Agreement, together with the Schedules referenced herein, contains all of the terms agreed upon between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, written or oral, made by the parties with respect to the services.
          (c) Waiver.
No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other obligation hereunder or subsequent failure or refusal to comply with any other obligation hereunder.
          (d) Successors and Assigns.
The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties,
          (e) Partial Invalidity.
If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
          (f) Section Headings.
The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.
          (g) Communications.
In the event that the Sponsor retains any responsibility for delivering Participant communications to some or all Participants and beneficiaries, the Sponsor agrees to furnish the communications to such Participants in a timely manner as determined under applicable law. The Sponsor also represents that such communications will be delivered to such Participants and beneficiaries in a manner permitted by applicable law, including electronic delivery that is consistent with applicable regulations regarding electronic transmission (for example, DOL Regulation

§2520.104b-1). The Trustee and its affiliates shall have no responsibility or liability for any Losses resulting from the failure of the Sponsor to furnish any such communications in a manner which is timely and consistent with applicable law.
The provisions of this Agreement shall apply to all information provided and all Participant communications prepared and delivered by the Sponsor or the Trustee during the implementation period prior to the execution date of this Agreement and throughout the term set forth in this Agreement.
          (h) Survival.
Trustee’s and Sponsor’s respective obligations under this Agreement, which by their nature would continue beyond the termination of this Agreement, including but not limited to those contained in Sections 6(c), 8(d), 18 and 20 shall survive any termination of the Agreement.
Section 20. Use of Data.
In order to fulfill its obligations under this Agreement, the Trustee may receive personal data, including but not limited to, compensation, benefits, tax, marital/family status and other similar information, about Participants (“Personal Data”). With respect to Personal Data it receives, the Trustee agrees to (i) safeguard Personal Data in accordance with its privacy policy, and (ii) exercise the same standard of care in safeguarding such Personal Data that it uses to protect the personal data of its own employees. Notwithstanding the foregoing, the Sponsor may monitor the Trustee’s interactions with Participants and the Sponsor authorizes the Trustee to permit third-party prospects of the Trustee to monitor Participants’ interactions for the purpose of evaluating Trustee’s services.
Section 21. Other Services.
The Sponsor hereby authorizes the Trustee and its affiliates to provide Participants with communications about goal-based planning services, tools and products offered by the Trustee or its affiliates, including but not limited to multi-goal savings and investment planning, guidance and retirement income management. Such programs may include print communication material, web-based materials, email and/or related outbound calls, as well as workshops, seminars, and one-on-one meetings, which may be supported by one or more affiliates of the Trustee including Fidelity Brokerage Services LLC (“FBSLLC”). Program communications may be directed to Participant populations based on potential Participant needs, taking into account Participant age and deferral rate, among other factors.
For purposes of both facilitating these communications and providing goal-based planning services, tools and products to Participants, the Sponsor authorizes the Trustee and its affiliates to provide FBSLLC, and/or other affiliates or agents of the Trustee, with access to the Plan’s terms and provisions and to individual Plan account information of Participants, provided that such affiliates and agents shall safeguard such data in accordance with the Trustee’s privacy policy. The Sponsor acknowledges that, as part of this program, Participants may consent to have services provided to them by FBSLLC and/or other affiliates.

Section 22. Governing Law.
          (a) Massachusetts Law Controls.
This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under section 514 of ERISA.
          (b) Trust Agreement Controls.
The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this Agreement on behalf of the respective parties. Each party may rely without duty of inquiry on the foregoing representation.
THE SHAW GROUP, INC.

By:	/s/ Martin J. Eickler
Its Authorized Signatory
	Name:	Martin J. Eickler
	Title:	Director of Benefits
	Date:	12/14/06

FIDELITY MANAGEMENT TRUST COMPANY

By:
Its Authorized Signatory
Name:
Date:

SCHEDULES
Schedule “A” Recordkeeping and Administrative Services
Administration
*	Establishment and maintenance of Participant account and election percentages.

*	Maintenance of the Plan investment options set forth on Schedule “C”.

*	Maintenance of the money classifications set forth in the Plan Administration Manual.

*	The Trustee will provide the recordkeeping and administrative services set forth on this Schedule “A” or as otherwise agreed to in writing (or by means of a secure electronic medium) between Sponsor and Trustee. The Trustee may unilaterally add or enhance services, provided there is no impact on the fees set forth in Schedule “B.”
A) Participant Services
1)	Participant service representatives are available each Business Day at the times set forth in the Plan Administration Manual via toll free telephone service for Participant inquiries and transactions.

2)	Through the automated voice response system and on-line account access via the world wide web, Participants also have virtually 24 hour account inquiry and transaction capabilities.

3)	For security purposes, all calls are recorded. In addition, several levels of security are available including the verification of a PIN or such other personal identifier as may be agreed to from time to time by the Sponsor and the Trustee.

4)	The following services are available via the telephone or such other electronic means as may be agreed upon from time to time by the Sponsor and the Trustee:
•	Process Participant enrollments, in accordance with the procedures set forth in the Plan Administration Manual.

•	Provide Plan investment option information.

•	Provide and maintain information and explanations about Plan provisions.

•	Respond to requests for literature.

•	Maintain and process changes to Participants’ contribution allocations for all money sources, if applicable.

•	Process exchanges (transfers) between investment options on a daily basis.

B)	Plan Accounting
1)	Process consolidated payroll contributions according to the Sponsor’s payroll frequency via EDT, consolidated magnetic tape or diskette. The data format will be provided by the Trustee.

2)	Maintain and update employee data necessary to support Plan administration. The data will be submitted according to payroll frequency.

3)	Provide daily Plan and Participant level accounting for all Plan investment options.

4)	Provide daily Plan and Participant level accounting for all money classifications for the Plan.

5)	Audit and reconcile the Plan and Participant accounts daily.

6)	Reconcile and process Participant withdrawal requests and distributions as approved and directed by the Sponsor. All requests are paid based on the current market values of Participants’ accounts, not advanced or estimated values. A distribution report will accompany each check.

7)	Maintain and process changes to Participants’ existing hypothetical investment mix elections.
C)	Participant Reporting
1)	Provide confirmation to Participants of all Participant initiated transactions either online or via the mail. Online confirms are generated upon submission of a transaction and mail confirms are available by mail generally within five (5) calendar days of the transaction.

2)	Provide Participant statements in accordance with the procedures set forth in the Plan Administration Manual.
D)	Plan Reporting
1)	Prepare, reconcile and deliver a monthly Trial Balance Report presenting all money classes and investments. This report is based on the market value as of the last business day of the month. The report will be delivered not later than twenty (20) calendar days after the end of each month in the absence of unusual circumstances.
E)	Government Reporting
1)	Provide federal and state tax reporting and withholding on benefit payments made to Participants and beneficiaries in accordance with this Agreement.

2)	Provide Mutual Fund tax reporting (Forms 1099 DIV. and 1099-B) to the Sponsor.

F)	Communication & Education Services
1)	Design, produce and distribute a customized comprehensive communications program for employees. The program may include multimedia informational materials, investment education and planning materials, access to Fidelity’s homepage on the internet and STAGES magazine. Additional fees for such services may apply as mutually agreed upon between Sponsor and Trustee.

2)	Provide Portfolio Review an internet-based educational service for Participants that generates target asset allocations and model portfolios customized to investment options in the Plan based upon methodology provided by Strategic Advisers, Inc., an affiliate of the Trustee.
G)	Other
1)	Plan Sponsor Webstation: The Fidelity Participant Recordkeeping System is available on-line to the Sponsor via the Plan Sponsor Webstation. PSW is a graphical, Windows-based application that provides current Plan and Participant-level information, including indicative data, account balances, activity and history. The Sponsor agrees that PSW access will not be granted to third parties without the prior consent of the Trustee.

2)	Change of Address by Telephone: The Trustee shall allow Participants as directed by the Sponsor and documented in the Plan Administration Manual, to make address changes via Fidelity’s toll-free telephone service.

THE SHAW GROUP, INC.			FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Martin J. Eickler	12/14/06	By:

	Its Authorized Signatory	Date		Its Authorized Signatory	Date

Schedule “B” Fee Schedule
[CHOOSE ONE]

Annual Participant Fee:	Fee Waived

Non-Fidelity Mutual Funds:	Fees paid directly to Fidelity Investments Institutional Operations Company, Inc. (FIIOC) or its affiliates by Non-Fidelity Mutual Fund vendors shall be posted and updated quarterly on Plan Sponsor Webstation at https://psw.fidelity.com or a successor site.
Other Fees:
•	Other Fees: separate charges may apply for extraordinary expenses resulting from large numbers of simultaneous manual transactions, from errors not caused by Fidelity, reports not contemplated in this Agreement, corporate actions, or the provision of communications materials in hard copy which are also accessible to participants via electronic services in the event that the provision of such material in hard copy would result in an additional expense deemed to be material. The Administrator may withdraw reasonable administrative fees from the Trust by written direction to Fidelity.
Note: Assumptions — These fees have been negotiated and accepted based on current participation of 500 Participants. Fees may be subject to revision, upon mutual renegotiation, if these Plan characteristics change significantly by either falling below or exceeding current or projected levels.

THE SHAW GROUP, INC.			FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Martin J. Eickler	12/14/06	By:

	Its Authorized Signatory	Date		Its Authorized Signatory	Date

Schedule “C” Investment Options
In accordance with Section 5(b), the Sponsor hereby directs the Trustee that Participants’ individual hypothetical accounts may be invested in the following investment options:
•	PIMCO Total Return Fund — Administrative Class

•	Fidelity Freedom 2005 Fund®

•	Fidelity Freedom 2010 Fund®

•	Fidelity Freedom 2015 Fund®

•	Fidelity Freedom 2025 Fund®

•	Fidelity Freedom 2035 Fund®

•	Fidelity Freedom 2040 Fund®

•	Fidelity Freedom 2050 Fund®

•	Spartan® US Equity Index Fund — Investor Class

•	American Funds® Growth Fund of America® — Class R4

•	Fidelity Value Fund

•	American Funds® EuroPacific Growth Fund® — Class R4

•	Dodge & Cox Stock Fund

•	Rainier Small/Mid Cap Equity Portfolio — Investor Class

•	Mainstay Small Cap Opportunity Fund — Class I

•	Columbia Acorn USA Fund — Class Z

•	Spartan® Extended Market Index Fund — Investor Class

•	Spartan International Index — Investor Class

•	Fidelity Money Market Trust Retirement Money Market Portfolio
The Sponsor hereby directs that the investment option referred to in Section 5(c) shall be the Fidelity Money Market Trust Retirement Money Market Portfolio.

THE SHAW GROUP, INC.

By:	/s/ Martin J. Eickler	12/14/06

	Its Authorized Signatory	Date

Schedule “D” Operational Guidelines for Non-Fidelity Mutual Funds
Pricing
By 7:00 p.m. Eastern Time (“ET”) each Business Day, the Non-Fidelity Mutual Fund Vendor (“Fund Vendor”) will input the following information (“Price Information”) into the Fidelity Participant Recordkeeping System (“FPRS”) via the remote access price screen that FIIOC, an affiliate of the Trustee, has provided to the Fund Vendor: (1) the NAV for each Fund at the Close of Trading, (2) the change in each Fund’s NAV from the Close of Trading on the prior Business Day, and (3) in the case of an income fund or funds, the daily accrual for interest rate factor (“mil rate”). FIIOC must receive Price Information each Business Day. If on any Business Day the Fund Vendor does not provide such Price Information to FIIOC, FIIOC shall pend all associated transaction activity in the FPRS until the relevant Price Information is made available by Fund Vendor.
Trade Activity and Wire Transfers
By 7:00 a.m. ET each Business Day following Trade Date (“Trade Date Plus One”), FIIOC will provide, via facsimile, to the Fund Vendor a consolidated report of net purchase or net redemption activity that occurred in each of the Funds up to 4:00 p.m. ET on the prior Business Day. The report will reflect the dollar amount of assets and shares to be invested or withdrawn for each Fund. FIIOC will transmit this report to the Fund Vendor each Business Day, regardless of processing activity. In the event that data contained in the 7:00 a.m. ET facsimile transmission represents estimated trade activity, FIIOC shall provide a final facsimile to the Fund Vendor by no later than 9:00 a.m. ET. Any resulting adjustments shall be processed by the Fund Vendor at the net asset value for the prior Business Day.
The Fund Vendor shall send via regular mail to FIIOC transaction confirms for all daily activity in each of the Funds. The Fund Vendor shall also send via regular mail to FIIOC, but no later than the fifth Business Day following calendar month close, a monthly statement for each Fund. FIIOC agrees to notify the Fund Vendor of any balance discrepancies within twenty (20) Business Days of receipt of the monthly statement.
For purposes of wire transfers, FIIOC shall transmit a daily wire for aggregate purchase activity and the Fund Vendor shall transmit a daily wire for aggregate redemption activity, in each case including all activity across all Funds occurring on the same day.
Prospectus Delivery
FIIOC shall be responsible for the timely delivery of Fund prospectuses and periodic Fund reports (“Required Materials”) to Participants, and shall retain the services of a third-party vendor to handle such mailings. The Fund Vendor shall be responsible for all materials and production costs, and hereby agrees to provide the Required Materials to the third-party vendor selected by FIIOC. The Fund Vendor shall bear the costs of mailing annual Fund reports to Participants. FIIOC shall bear the costs of mailing prospectuses to Participants.

Proxies
The Fund Vendor shall be responsible for all costs associated with the production of proxy materials. FIIOC shall retain the services of a third-party vendor to handle proxy solicitation mailings and vote tabulation. Expenses associated with such services shall be billed directly the Fund Vendor by the third-party vendor.
Participant Communications
The Fund Vendor shall provide internally prepared fund descriptive information approved by the Funds’ legal counsel for use by FIIOC in its written Participant communication materials. FIIOC shall utilize historical performance data obtained from third-party vendors (currently Morningstar, Inc., FACTSET Research Systems and Lipper Analytical Services) in telephone conversations with Participants and in quarterly Participant statements. The Sponsor hereby consents to FIIOC’s use of such materials and acknowledges that FIIOC is not responsible for the accuracy of third-party information. FIIOC shall seek the approval of the Fund Vendor prior to retaining any other third-party vendor to render such data or materials under this Agreement.
Compensation
FIIOC shall be entitled to fees as set forth in a separate agreement with the Fund Vendor.

The Shaw Group Inc.
4171 Essen Lane
Baton Rouge, LA 70809
225.932.2500

The Shaw Group Inc.®

FESCO Business Compliance, Attn: Contracts.
Fidelity Investments
82 Devonshire Street, MM3H
Boston, MA 02109
     Re: Investment Instructions for Rabbi Trust Assets
Dear Fidelity:
     The Participants under the Shaw Group Deferred Compensation Plan (“Plan”) have the right to direct the investment of their Plan account in hypothetical investment options, which are currently based on Mutual Funds. Fidelity Management Trust Company has agreed pursuant to a Trust Agreement with the Shaw Group Inc., dated January 2, 2007, to receive such Participant directions.
     The Sponsor hereby directs the Trustee to invest funds contributed to the rabbi trust in a manner which corresponds directly to elections made by Participants under the Plan. The Sponsor also hereby directs the Trustee to vote the shares of Fidelity and Non-Fidelity Mutual Funds and vote and/or tender shares of Sponsor Stock in the same manner as directed by the Participants for the corresponding hypothetical shares credited to Participants’ accounts under the Plan.
     These procedures will remain in effect until a revised instruction letter is provided by the Sponsor and accepted by the Trustee.

Sincerely,
/s/ Martin. J. Eickler
Its Authorized Signatory
(w/enc.)